UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 26, 2022

VITASPRING BIOMEDICAL CO. LTD.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	333-216465 (Commission File number)	37-1836726 (IRS Employer Identification No.)

400 Spectrum Center Drive, Suite 1620, Irvine, CA 92618

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code. (949) 202-9235

Copies to:

Donald P. Hateley, Esq.

The Hateley Firm, APC

620 Newport Center Drive, Suite 1100

Newport Beach, CA 92660

Phone: (949) 438-1040

Fax: (310) 388-5899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VSBC	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

At this time, neither Mr. Chu nor Mr. Kao has resigned or been removed from their respective positions as Chairman and Chief Executive Officer. The Board of Directors is actively monitoring the situation and has engaged independent legal counsel to advise on governance and disclosure obligations arising from the proceedings and is evaluating all appropriate actions, including potential changes to management. The Company is evaluating the applicability of Rule 506(d) of Regulation D with respect to the ongoing proceedings, and will update its disclosures accordingly.

ITEM 8.01 Other Events

The Company initially became aware of certain proceedings on or about August 26, 2022, that its Chief Executive Officer, Mr. Cheng-Hsiang Kao, and Chairman of the Board, Mr. Pao-Chi Chu, were involved in various civil and criminal legal proceedings in Taiwan. These proceedings relate to allegations involving the unauthorized use or disclosure of proprietary business know-how and intellectual property. The matters include multiple criminal and civil cases, with charges or claims alleging violations of Taiwan’s Pharmaceutical Affairs Act, breach of fiduciary duty, and fraud. Subsequent developments through 2025 have included indictments, court hearings, and ongoing investigative actions. A summary of the proceedings is set forth below:

Summary of Legal Proceedings Involving Mr. Chu and Mr. Kao:

Tainan Medical Products Case (Exosome)

•	Defendant: Mr. Chu
•	Status: Indicted on August 26, 2022. Subsequently acquitted by the Tainan District Court. The acquittal was appealed by the prosecutor.

Taipei Medical University (TMU) Fiduciary Duty Case

•	Defendants: Mr. Chu (accomplice), Tai-Yuan Lin, Yen-Hua Huang
•	Allegation: Breach of fiduciary duty related to unauthorized transfer of TMU proprietary technology.
•	Status: Ongoing. Investigation initiated in June 2022. As of June 3, 2025, four written explanations were submitted to the Taipei District Prosecutors Office.

Pharmaceutical Affairs Act Case (Counterfeit Drug Case)

•	Defendants: Mr. Chu and Mr. Kao
•	Status: Indicted on March 31, 2025. Court hearings held on June 2, 2025, with additional proceedings scheduled for September 22, 2025.

Fraud and Related Offenses (Cordycepin and Metallothionein Case)

•	Defendants: Mr. Chu and Mr. Kao
•	Status: Under investigation. Both were questioned on April 23, 2025.

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Civil Litigation – Taipei Medical University

•	Plaintiff: TMU
•	Defendants: Mr. Chu, Tai-Yuan Lin, and Yen-Hua Huang
•	Claim: NT$500 million (approximately USD $15.5 million) in damages and a request to confirm TMU’s right to apply for patents. The exchange rate may fluctuate, which could affect the claim in U.S. dollars.
•	Status: Ongoing. Filed on April 19, 2024. Multiple submissions from both parties through May 2025.

The Company understands that these proceedings are ongoing and that no final judgments have been rendered against Mr. Chu or Mr. Kao, except in the exosome case, where Mr. Chu was acquitted at trial, though an appeal remains pending. The Company will continue to monitor the matters and evaluate any potential impact on its operations and governance. The Company is assessing its obligation under Item 401(f) of Regulation S-K with respect to the ongoing legal proceedings involving Mr. Kao and Mr. Chu.

We are not a named party in the litigation and understand that the proceedings are ongoing and remain unresolved as of the date of this Report. Mr. Kao and Mr. Chu have informed us that they are vigorously contesting the allegations.

At present, and based on available information, we do not expect the proceedings to have a material adverse effect on our business, financial condition, or results of operations. The Company will provide further updates as warranted.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements, including statements regarding the potential outcome of ongoing legal proceedings against management unrelated to the Company. These statements are subject to risks and uncertainties that may cause actual results to differ materially. We undertake no obligation to update any forward-looking statements unless required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: July 28, 2025	VITASPRING BIOMEDICAL CO. LTD. By: /s/ Cheng-Hsiang Kao Name: Cheng-Hsiang Kao Title: Chief Executive Officer

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